SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                          CURRENT REPORT

                        April 13, 1998
                        (Date of Report)

                     JETBORNE INTERNATIONAL, INC.

   Delaware                     0-16039             59-2768257
 (State of Other Juris-       (Commission       (IRS Employer Iden-
diction of Incorporation)     File Number)       tification Number)

                     8361 Northwest 64th Street
                        Miami, Florida  33166
        (Address of Principal Executive Offices)   (Zip Code)

                            (305) 591-2999
                    (Registrant's Telephone Number)

                                   None
      (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      (b) The Registrant has engaged a new independent certifying accountant as its principal accountant to auditthe Company's financial statements. The new auditor, Schmidt, Raines, Trieste, Dickensen & Adams, P.L., with offices in Boca Raton, Florida, was engaged on April 13, 1998. The new independent auditor was engaged specifically as the principal accountant to audit the Registrant's financial statements for the fiscal year ended April 30, 1997 following the prior resignation of the Company's former independent certifying accountant, Norman A. Eliot & Co. The new Auditor has also been engaged to prepare and audit the Company's financial statements for the "stub"-period ending December 31, 1998 coincident with the Company's decision to change its accounting year as previously reported from April 30th to December 31st.

     The Company's former auditor has been authorized by the Company to provide the Company's new auditor with information, consultation or documentation without limit or restraint.

     Neither the Registrant nor anyone on the Registrant's behalf has consulted the newly engaged accountant regarding the application of accounting principles to a specified transaction or with respect to the type of audit opinion that might be rendered on the Registrant's financial statements. There has been no written report or oral advice provided which was a factor considered by the Registrant in reaching a decision on any matter.

     There was no disagreement or any reportable event in connection with the Registrant's change of accountants for the fiscal year ended April 30, 1997 or for the newly determined
"stub"-period ended December 31, 1997.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  JETBORNE INTERNATIONAL, INC.

Dated: April 21, 1998

                                  BY:/s/Eles Dobronsky
                                     Eles Dobronsky,
                                     President/Chief Executive
                                     Officer